UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2018, Nucor Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (together, the “Underwriters”), for the sale of $500 million aggregate principal amount of the Company’s 3.950% Notes due 2028 (the “2028 Notes”) and $500 million aggregate principal amount of the Company’s 4.400% Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-220010) filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2017. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, indemnification and contribution obligations and other customary terms and conditions. The Company sold the Notes to the Underwriters on April 26, 2018, and the Company received net proceeds, after expenses and the underwriting discount, of approximately $986.1 million.

The Notes are governed by and were issued pursuant to the terms of an indenture, dated as of August 19, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of April 26, 2018, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are the Company’s senior unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and liabilities of the Company’s subsidiaries.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the First Supplemental Indenture) to secure indebtedness with a security interest on certain property or stock or to engage in certain sale and leaseback transactions with respect to certain properties. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of either series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2028 Notes will mature on May 1, 2028 and the 2048 Notes will mature on May 1, 2048, in each case, unless earlier redeemed or repurchased by the Company. The 2028 Notes will bear interest at a rate of 3.950% per annum and the 2048 Notes will bear interest at a rate of 4.400% per annum. The Company will pay interest on the Notes semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2018. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to February 1, 2028 with respect to the 2028 Notes (three months prior to the maturity date of the 2028 Notes) and November 1, 2047 with respect to the 2048 Notes (six months prior to the maturity date of the 2048 Notes), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the First Supplemental Indenture) on such Notes being redeemed that would be due if the Notes to be redeemed matured on the applicable Par Call Date (as defined in the First Supplemental Indenture), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the First Supplemental Indenture) (determined on the third business day preceding the redemption date), plus, in each case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

On or after February 1, 2028 with respect to the 2028 Notes (three months prior to the maturity date of the 2028 Notes) and November 1, 2047 with respect to the 2048 Notes (six months prior to the maturity date of the 2048 Notes), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date.

In addition, upon a Change of Control Triggering Event (as defined in the First Supplemental Indenture), holders of the Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed).

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. Additionally, the Trustee and/or its affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with the Company or its affiliates, including investment banking services and acting as lenders under various loan facilities. In particular, the Trustee and the affiliates of some of the Underwriters are participants in the Company’s multi-year revolving credit facility described in the Company’s filings with the SEC. The Underwriters and their respective affiliates and the Trustee and/or its affiliates have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Further, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the Trustee.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits hereto and incorporated herein by reference or otherwise on file with the SEC.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference, and the description of the Notes incorporated herein is qualified in its entirety by reference to the Indenture and the forms of global notes which are included in Exhibit 4.1 filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated April 23, 2018, among Nucor Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	First Supplemental Indenture, dated as of April 26, 2018, between Nucor Corporation and U.S. Bank National Association, as trustee

4.2	Form of 3.950% Notes due 2028 (included in Exhibit 4.1)

4.3	Form of 4.400% Notes due 2048 (included in Exhibit 4.1)

5.1	Opinion of Moore & Van Allen PLLC

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: April 26, 2018	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President